Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 19, 2021 (this “Agreement”) is entered into by and among Eastside Distilling, Inc., a Nevada corporation (“Obligor”), and the holders of the Notes (as defined below) (collectively, the “Secured Parties”) under the Purchase Agreement (defined below).

W I T N E S S E T H

WHEREAS, Obligor and the Secured Parties are parties to that certain Securities Purchase Agreement, dated as of April 19, 2021 by and among Obligor and Secured Parties (the “Purchase Agreement”), pursuant to which the Obligor issued up to an aggregate of $3,300,000 of those certain Secured Convertible Promissory Notes to the Secured Parties (the “Notes”); and

WHEREAS, the parties hereto acknowledge that the Notes, as well as the obligations under the Purchase Agreement, shall be entitled to the benefits of the security interest provided for the benefits of the holders of the Notes, all on a pari passu basis.

WHEREAS, in order to induce the Secured Parties to purchase the Notes, the Obligor agreed to execute and deliver to the Secured Parties this Agreement for the benefit of the Secured Parties and to grant to them a first priority security interest in the Collateral (as defined in Section 1 below) of the Obligor to secure the prompt payment, performance, and discharge in full of the Obligor’s obligations under the Notes (as defined below).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

“Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all of the assets set forth on Exhibit A attached hereto.

“Obligations” means all of the Obligor’s obligations under this Agreement and the Notes in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

“Obligor” shall have the meaning set forth in the preamble of this Agreement.

“UCC” means the Uniform Commercial Code, as currently in effect in the State of Nevada.

2. Grant of Security Interest. As an inducement for the Secured Parties to purchase the Notes from Obligor and to advance funds to Obligor and to secure the complete and timely payment, performance, and discharge in full, as the case may be, of all of the Obligations, Obligor hereby, unconditionally and irrevocably, pledges, grants, and hypothecates to the Secured Parties a continuing security interest in, a first lien upon, and a right of set-off against all of the Obligor’s right, title, and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants, and Agreements of the Obligor. Obligor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Obligor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery, and performance by Obligor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of Obligor and no further action is required by the Obligor.

(b) Obligor represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto;

(c) Except as set forth on Schedule 3(c), Obligor is the sole owner of the Collateral (except for non-exclusive licenses granted by Obligor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except as set forth on Schedule 3(c), there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license, or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule 3(c), so long as this Agreement shall be in effect, the Obligor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or Obligor’s use of any Collateral violates the rights of any third parties. There has been no adverse decision to Obligor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Obligor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Obligor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator, or other governmental authority.

(e) Obligor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties valid, perfected and continuing first priority liens in the Collateral.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected security interest in such Collateral. Except for the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Obligor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Obligor or (ii) for the perfection of or exercise by the Secured Parties of their rights and remedies hereunder.

(g) On the date of execution of this Agreement, Obligor will deliver to the Secured Parties one or more executed UCC financing statements on Form UCC-1 under the UCC with respect to the Security Interest for filing with the jurisdictions indicated on Schedule B, attached hereto and in such other jurisdictions as may be requested by the Secured Parties.

(h) The execution, delivery, and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Obligor is a party or by which the Obligor is bound. Except as set forth on Schedule 3(h), no consent (including, without limitation, from stockholders or creditors of the Obligor) is required for the Obligor to enter into and perform its obligations hereunder.

(i) Obligor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Obligor hereby agrees to defend the same against any and all persons. The Obligor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Secured Parties, the Obligor will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Obligor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Obligor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(j) Obligor will not transfer, pledge, hypothecate, encumber, license (except for sales of inventory and non-exclusive licenses granted by such Obligor in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Parties.

(k) Obligor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly in writing, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ Security Interest therein.

(l) Obligor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements, or other instruments, documents, certificates, and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect, or enforce its Security Interest in the Collateral.

(m) Obligor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Parties from time to time.

(n) Obligor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action, and accounts receivable in respect of the Collateral.

(o) Obligor shall promptly notify the Secured Parties in writing and in sufficient detail upon becoming aware of any attachment, garnishment, execution, or other legal process levied against any Collateral and of any other information received by the Obligor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(p) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Obligor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of a Triggering Event (as defined in the Notes) under the Notes;

(b) Any representation or warranty of the Obligor in this Agreement shall prove to have been incorrect in any material respect when made; and

(c) The failure by Obligor to observe or perform any of its obligations hereunder or the Notes, for five (5) days after receipt by Obligor of notice of such failure from the Secured Parties.

5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, Obligor shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance, or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties, and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Parties shall have the following rights and powers:

(a) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Obligor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at the Obligor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of the Obligor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing, or putting the Collateral in saleable or disposable form.

(b) The Secured Parties shall have the right to operate the business of the Obligor using the Collateral and shall have the right to assign, sell, lease, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Obligor or right of redemption of the Obligor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Obligor, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease, or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Obligor any surplus proceeds. If, upon the sale, license, or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Obligor will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum or such lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Obligor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties.

8. Costs and Expenses. The Obligor agrees to pay all out-of-pocket fees, costs, and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases, and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Obligor shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties might prejudice, imperil, or otherwise affect the Collateral or the Security Interest therein. The Obligor will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

9. Responsibility for Collateral. Obligor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Obligor hereunder or under the Notes shall in no way be affected or diminished by reason of the loss, destruction, damage, or theft of any of the Collateral or its unavailability for any reason.

10. Security Interest Absolute. All rights of the Secured Parties and all Obligations of the Obligor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of this Agreement, the Notes, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, (b) any change in the time, manner, or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, the Transaction Documents (as defined in the Purchase Agreement), or any other agreement entered into in connection with the foregoing, (c) any exchange, release, or nonperfection, of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations, (d) any action by the Secured Parties to obtain, adjust, settle, and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral, or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Obligor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Obligor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment, and demand for performance. If any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any parties other than the Secured Parties, then, in any such event, the Obligor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Obligor waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Obligor waives any defense arising by reason of the application of the statute of limitations to any Obligation secured hereby.

11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Parties, at the request and at the expense of the Obligor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12. Power of Attorney; Further Assurances.

(a) The Obligor authorizes each of the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Obligor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Obligor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of such Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle, and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of such Secured Party, and at the Obligor’s expense, at any time, or from time to time, all acts and things which such Secured Party deems necessary to protect, preserve, and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Notes, and the Transaction Documents all as fully and effectually as the Obligor might or could do; and the Obligor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, Obligor will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a security interest in all the Collateral.

(c) Obligor hereby irrevocably appoints each of the Secured Parties as its attorney-in-fact, with full authority in the place and stead of the Obligor and in the name of the Obligor, from time to time in such Secured Party’s discretion, to take any action and to execute any instrument which such Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Obligor where permitted by law.

13. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) upon transmission if sent by electronic mail, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to Obligor:	Eastside Distilling, Inc.
8911 NE Marx Drive, Suite A2
Portland, Oregon 97220
Attention: Geoffrey Gwin
Email: ggwin@eastsidedistilling.com

If to Secured Parties:	At the address set forth opposite their name on the signature page

14. Subordination. The parties expressly acknowledge and agree that Note and the Obligations are subject to the terms of the Subordination Agreement dated as of April 19, 2021, by and between Live Oak Banking Company, the Secured Parties and the Company (the “Subordination Agreement”).

15. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement, or property of any other person, firm, corporation, or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

16. Miscellaneous.

(a) No course of dealing between the Obligor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power, or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings, and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) If any provision of this Agreement is held to be invalid, prohibited, or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited, or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition, or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the parties giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its successors and assigns.

(g) Each of the parties hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate to carry out the provisions and purposes of this Agreement.

(h) This Agreement shall be construed in accordance with the laws of the State of Nevada except to the extent the validity, perfection, or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of Nevada in which case such law shall govern. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any Nevada State or United States Federal court over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Nevada State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other inner provided by law. The parties hereto further waive any objection to venue in the State of Nevada and any objection to an action or proceeding in the State of Nevada, on the basis of forum non conveniens.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement in the event that any signature is delivered by electronic mail transmission, such signature shall create a valid binding obligation of the parties executing (or on whose behalf such signature is executed) the same with the same force and effect as if such electronic signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGOR:

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Financial Officer

SECURED PARTIES:

BIGGER CAPITAL FUND, LP

By:	Bigger Capital Fund GP, LLC, its general partner

By:	/s/ Michael Bigger
Name:	Michael Bigger
Title:	Managing Member

Address:

DISTRICT 2 CAPITAL FUND LP

By:	District 2 GP, LLC, its general partner

By:	/s/ Michael Bigger
Name:	Michael Bigger
Title:	Managing Member

Address: